Exhibit 3.1

SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SANGAMO BIOSCIENCES, INC.
a Delaware Corporation

Sangamo BioSciences, Inc., a corporation organized and existing under the General Corporation law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: The name of the Corporation is Sangamo BioSciences, Inc.

SECOND: The Original Certificate of Incorporation of said Corporation was filed with the Secretary of State of Delaware on June 22, 1995.

THIRD: The Second Amended and Restated Certificate of Incorporation of said Corporation was filed with the Secretary of State of Delaware on June 21, 1996.  The Third Amended and Restated Certificate of Incorporation of said Corporation was filed with the Secretary of State of Delaware on October 31, 1997.  The Fourth Amended and Restated Certificate of Incorporation of said Corporation was filed with the Secretary of State of Delaware on December 11, 1997.  The Fifth Amended and Restated Certificate of Incorporation of said Corporation was filed with the Secretary of State of Delaware on August 19, 1999.  The Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November 4, 1999. The Sixth Amended and Restated Certificate of said Corporation was filed with the Secretary of State of Delaware on March 28, 2000.

FOURTH: The Seventh Amended and Restated Certificate of Incorporation of said Corporation has been duly adopted in accordance with Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

FIFTH: The Sixth Amended and Restated Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

Article I

Name

The name of the Corporation is Sangamo BioSciences, Inc.

Article II

Registered Office

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801 and the name of the registered agent at that address is The Corporation Trust Company.

Article III

Powers/Term

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.  The Corporation is to have perpetual existence.

Article IV

Capital Stock

A.Classes of Stock.  The total number of shares of stock which the Corporation shall have authority to issue is eighty-five million (85,000,000), consisting of five million (5,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and eighty million (80,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”).

B.Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1)  The designation of the series, which may be by distinguishing number, letter or title.

(2)  The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3)  The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(4)  Dates at which dividends, if any, shall be payable.

(5)  The redemption rights and price or prices, if any, for shares of the series.

(6)  The terms and amount of any sinking funds provided for the purchase or redemption of shares of the series.

(7)  The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(8)  Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or change may be made.

(9)  Restrictions on the issuance of shares of the same series or of any other class or series.

(10)The voting rights, if any, of the holders of shares of the series.

C.Common Stock; Voting.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.  Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

The number of shares of authorized Common Stock may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

Article V

Directors

The number of directors of the Corporation shall be determined by resolution of the Board of Directors.

Elections of directors not be by written ballot unless the Bylaws of the Corporation shall so provide.  Advance notice of stockholders nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws of this Corporation.

At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at stockholder’s meeting called and held in accordance with General Corporation Law of the State of Delaware.

Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors.  A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified.  A director or the entire Board of Directors may be removed from office at any time only for cause by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Corporation entitled to vote in an election of directors.

Article VI

Stockholder Meetings

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide.  Special meetings of stockholders for any purpose may be called only by the Board of Directors.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.  The stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

Article VII

Limitation of Directors’ Liability

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.  If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this ARTICLE VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Article VIII

Indemnification

A.Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he is or was or has agreed to become, or a person for whom he is the legal representative, is or was or has agreed to become a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in this Article VIII, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.  The rights to indemnification provided herein shall continue with respect to a Covered Person notwithstanding that such Covered Person ceases to be a director, officer or other employee or agent of the Corporation.

B.Prepayment of Expenses.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VIII or otherwise.

C.Claims.  If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

D.Nonexclusivity of Rights.  The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, the bylaws, agreement, vote of stockholders or disinterested directors or otherwise.  The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those provided herein.

E.Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such.

F.Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

G.Other Indemnification and Prepayment of Expenses.  This Article VIII shall not limit the right to the Corporation to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Article IX

Amendment of Bylaws

In furtherance of and not in limitation of powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by vote of a majority of the Board of Directors.

Article X

Amendment of Certificate of Incorporation

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

*     *     *

FOURTH: That said amendments were duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed this 10th day of April, 2000.

/s/ Edward O. Lanphier II
Edward O. Lanphier II
President, Chief Executive Officer
and Chief Financial Officer

CERTIFICATE OF AMENDMENT

OF

SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SANGAMO BIOSCIENCES, INC.

Sangamo BioSciences, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1.

That the Corporation’s Board of Directors has duly adopted the following resolution to amend the Corporation’s Seventh Amended and Restated Certificate of Incorporation, as amended, pursuant to Section 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the Seventh Amended and Restated Certificate of Incorporation of the Corporation, as amended shall be amended as follows:

Article IV, Paragraph A, shall be amended and restated as follows:

A.Classes of Stock.  The total number of shares of stock which the Corporation shall have authority to issue is one hundred sixty-five million (165,000,000), consisting of five million (5,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and one hundred sixty million (160,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”).

The Corporation has caused this Certificate of Amendment of the Seventh Amended and Restated Certificate of Incorporation to be signed by the Corporation’s President, its authorized officer, on this 21st day of April, 2014.

SANGAMO BIOSCIENCES, INC.

By:	/s/ EDWARD O. LANPHIER III
Name:	Edward O. Lanphier III
Title:	President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SANGAMO BIOSCIENCES, INC.

Sangamo BioSciences, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1.	The Board of Directors of the Corporation duly adopted the following resolutions in accordance with the provisions of the General Corporation Law of the State of Delaware, Section 242:

RESOLVED, that Article V, Paragraph 4 of the Seventh Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time, is hereby amended and restated in its entirety as follows:

Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors.  A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified.

2.

This amendment to the Seventh Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the holders of a majority of the issued and outstanding shares of the Corporation’s common stock in accordance with the provisions of the General Corporation Law of the State of Delaware, Section 242, such holders being all of the holders of the Corporation’s capital stock entitled to vote thereon.

The Corporation has caused this Certificate of Amendment of the Seventh Amended and Restated Certificate of Incorporation to be signed by the Corporation’s President, its authorized officer, on this 14th day of June, 2016.

SANGAMO BIOSCIENCES, INC.

By:	/s/ Sandy Macrae
Name:	Sandy Macrae
Title:	President and Chief Executive Officer

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THIRD CERTIFICATE OF AMENDMENT
OF THE
SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SANGAMO BIOSCIENCES, INC.

SANGAMO BIOSCIENCES, INC., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1.

The Seventh Amended and Restated Certificate of Incorporation of the Corporation, as amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on April 22, 2014 and the Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 14, 2016, is hereby amended by amending and restating the FIRST article thereof in its entirety as follows:

FIRST: The name of the Corporation is Sangamo Therapeutics, Inc.

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Corporation has caused this Third Certificate of Amendment to be executed by its duly authorized officer on the date set forth below.

SANGAMO BIOSCIENCES, INC.

By:	/s/ Alexander “Sandy” Macrae
	Name:	Alexander “Sandy” Macrae
	Office:	President and Chief Executive Officer

Date:	January 5, 2017

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